As filed with the Securities and Exchange Commission on December __, 1999.
                                                     Registration No. 333-______


                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                           _________________________

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                           _________________________

                             THOMAS INDUSTRIES INC.
             (Exact Name of Registrant as Specified in its Charter)

                DELAWARE                                 61-0505332
     (State or Other Jurisdiction of                  (I.R.S. Employer
     Incorporation or Organization)                  Identification No.)

                              4360 BROWNSBORO ROAD
                                    SUITE 300
                           LOUISVILLE, KENTUCKY 40207
                    (Address of Principal Executive Offices)

                             THOMAS INDUSTRIES INC.
                     RETIREMENT SAVINGS AND INVESTMENT PLAN

                            GENLYTE THOMAS RETIREMENT
                           SAVINGS AND INVESTMENT PLAN
                            (Full Title of the Plans)

            PHILLIP J. STUECKER                       Telephone number,
                SECRETARY,                          including area code,
       VICE PRESIDENT OF FINANCE AND                of agent for service:
          CHIEF FINANCIAL OFFICER                      (502) 893-4600
          THOMAS INDUSTRIES INC.
           4360 BROWNSBORO ROAD
                 SUITE 300
        LOUISVILLE, KENTUCKY  40207
  (Name and Address of Agent For Service)


-------------------------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE

                                                     Proposed        Proposed
          Title of                                    Maximum         Maximum
         Securities                Amount            Offering        Aggregate        Amount of
            to be                   to be              Price         Offering       Registration
         Registered              Registered(1)      Per Share(2)      Price(2)           Fee

-------------------------------------------------------------------------------------------------
Common Stock, par value $1.00,   500,000 Shares    $8,500,000.00      $17.00          $2,244.00
including Preferred Stock
Purchase Rights(3)

--------------------------------------------------------------------------------------------------
1  In addition,  pursuant to Rule 416(c) under the Securities Act of 1933,  this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plans described herein..

2 Estimated solely for the purpose of calculating the registration fee in accordance with rule 457(c) and (h) under the Securities Act of 1933 on the basis of the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on December 8, 1999.

3  Prior to the  occurrence  of certain  events,  the Preferred  Stock  Purchase
   Rights will not be evidenced separately from the Common Stock.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------

                  The following documents are incorporated by reference into this Registration Statement:

                           (1)  The Annual Report of Thomas Industries Inc. (the
"Company") on Form 10-K for the fiscal year ended December 31, 1998, which has heretofore been filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act").

                           (2) The Company's  Quarterly Reports on Form 10-Q for
the quarter period, ended March 31, 1999, June 30, 1999 and September 30, 1999 which have heretofore been filed by the Company with the Commission pursuant to the 1934 Act.

                           (3) The  description  of the  Company's  Common Stock
contained in the Company's Registration Statement on Form 8-A filed with the Commission pursuant to Section 12 of the 1934 Act.

                           (4) The description of the Company's  Preferred Stock
Purchase Rights contained in the Company's Registration Statement on Form 8-A, as amended, filed with the Commission pursuant to Section 12 of the 1934 Act.

                           (5)  The Annual Report of the  Thomas Industries Inc.
Retirement Savings and Investment Plan (the "Thomas Plan") on Form 11-K for the year ended December 31, 1998, which has heretofore been filed by the Company with the Commission pursuant to the 1934 Act.

                  All documents subsequently filed by the Company, the Thomas Plan and the Genlyte Thomas Retirement Savings and Investment Plan (the "Genlyte Thomas Plan") pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the registrants pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 in each year during which the offering made by this registration statement is in effect prior to the filing with the Commission of the registrants' Annual Reports on covering such year shall not be Incorporated Documents or be incorporated by reference in this registration statement or be a part hereof from and after the filing of such Annual Reports.

                  Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.
         -------------------------

                  The securities to be offered are registered under Section 12(b) of the 1934 Act.

Item 5.  Interest of Named Experts and Counsel.
         -------------------------------------

                  Not applicable.

Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------

                  Section 145 of the Delaware General Corporation Law and the By-laws of the Company provide for indemnification of directors and officers for expenses (including reasonable amounts paid in settlement) incurred in defending actions brought against them.

                  The Company's Restated Certificate of Incorporation contains a provision that eliminates, to the fullest extent permitted by Delaware law, the personal liability of each director of the Company to the Company and its shareholders for monetary damages for certain breaches of fiduciary duty. This provision does not affect the director's liability for monetary damages for breaches of the duty of loyalty, actions or omissions not in good faith, knowing violation of law or intentional misconduct, willful or negligent conduct in approving an unlawful dividend, stock repurchase or redemption or obtaining improper personal benefits, nor does this provision eliminate the ability to bring suit to rescind a transaction or to enjoin a proposed transaction from occurring. In addition, this provision applies only to claims against a director arising out of his role as a director and not, if he is also an officer, his role as an officer or in any other capacity, nor to his responsibilities under any other law, such as the federal securities laws.

                  The By-laws of the Company provide that directors and officers shall be indemnified and held harmless by the Company to the fullest extent permitted by the laws of Delaware as the same now or hereafter exist.

                  The  Company  maintains   directors  and  officers   liability
insurance covering all directors and officers of the Company against claims arising out of the performance of their duties.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------

                  Not applicable.

Item 8.  Exhibits.
         --------

                  Reference is made to the Exhibit Index.

Item 9.  Undertakings.
         ------------

                  The registrants hereby undertake:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) That, for the purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky, on the 14th day of December, 1999.

                                           THOMAS INDUSTRIES INC.


                                           By:/s/ Timothy C Brown
                                              ----------------------------------
                                              Timothy C. Brown,
                                              President, Chief Executive Officer



                                POWER OF ATTORNEY

                  We, the undersigned officers and directors of Thomas Industries Inc., hereby severally constitute Timothy C. Brown and Phillip J. Stuecker, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and generally to do all such things in our name and behalf in the capacities indicated below to enable Thomas Industries Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

                  Pursuant to the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on the 14th day of December, 1999.

      Signature                              Title
      ---------                              -----


     /s/ Timothy C. Brown
_____________________________  President, Chief Executive Officer, and Director
       Timothy C. Brown         (Principal Executive Officer)

    /s/ Phillip J. Stuecker
_____________________________  Vice President, Finance; Chief Financial Officer,
      Phillip J. Stuecker      and Secretary
                               (Principal Financial Officer)
     /s/ Roger P. Whitton
_____________________________  Controller
       Roger P.  Whitton        (Principal Accounting Officer)

     /s/ Wallace H. Dunbar
_____________________________  Director
       Wallace H. Dunbar


    /s/ H. Joseph Ferguson
_____________________________  Director
      H. Joseph Ferguson

      /s/ Gene P. Gardner
_____________________________  Director
        Gene P. Gardner

     /s/ Lawrence E. Gloyd
_____________________________  Director
       Lawrence E. Gloyd

     /s/ William M. Jordan
_____________________________  Director
       William M. Jordan

 /s/ Franklin J. Lunding, Jr.
_____________________________  Director
   Franklin J. Lunding, Jr.

    /s/ Anthony A. Massaro
_____________________________  Director
      Anthony A. Massaro

Pursuant to the requirements of the Securities Act of 1933, the Thomas Plan duly caused this Registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky, on December 14, 1999.

                                          THOMAS INDUSTRIES INC. SAVINGS AND
                                          RETIREMENT SAVINGS AND INVESTMENT PLAN


                                          By:   /s/ Phillip J. Stuecker
                                                --------------------------------

Pursuant to the requirements of the Securities Act of 1933, the Genlyte Thomas Plan duly caused this Registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky, on December 14, 1999.

                                          GENLYTE THOMAS RETIREMENT SAVINGS AND
                                          INVESTMENT PLAN


                                          By:   /s/ Raymond Zaccagnini
                                               ---------------------------------

                                  EXHIBIT INDEX

Exhibit Number                        Description
--------------                        -----------

      5       Opinion (including consent) of McDermott, Will & Emery.*
     23.1     Consent of Ernst & Young LLP.*
     23.2     Consent of Arthur Andersen LLP*


*Filed herewith